Etec Systems, Inc.
                                         26460 Corporate Avenue
                                         Hayward, CA  94545 USA
                                         (510) 783-9210
                                         Fax (510) 887-2870

December 3, 1992


Stephen E. Cooper
110 Via Novella
Aptos, CA  95003

Dear Steve:

This will confirm our discussions regarding Etec's formal offer of employment to you.

The following summarizes the provisions of Etec's offer:

Position

Upon confirmation by the Board of Directors of this offer, you will be appointed President and Chief Operating Officer of Etec. I intend, however, that you initially concentrate your efforts in the Programs Directorate, learning the technology and working with key employees of the Company. This will place both you and I in close personal and professional contact on a daily basis.

Compensation

Your starting salary will be $6,346.15 biweekly ($165,000 annualized). In addition to base salary, you will receive a 25% bonus based on specific evaluation of your performance goals, which will be provided to you.

Stock

Subject to Board of Directors approval, you will be entitled to 50,000 shares of Etec common stock valued at $.45 per share. Also, you will receive an option to purchase an additional 50,000 shares of Etec common stock at $.45 per share, which will vest annually over 3-year period beginning with your employment date.

Car Allowance

An executive officer, you qualify for a car allowance of $420 per month.

Termination of Employment

Assuming you do not terminate your employment by your own action, you will be entitled to six months severance pay if your termination is at the discretion of the company.

Benefits

You qualify for our standard employee benefits of insurance and our 401(k) Program, details of which are provided under separate cover.

The terms of this offer are subject to Board of Directors approval.

Steve, I believe you will agree that your employment with Etec will yield excellent professional and personal satisfaction and rewards. For my part, I believe Etec currently has a solid business with excellent, exciting opportunities for growth. I truly hope you will decide in adding your talents to the Etec team.

If you have any questions regarding our offer, please do not hesitate to contact me.

Very truly yours,

/s/ Charles E. Minihan

Charles E. Minihan
Chairman of the Board and
Chief Executive Officer

CEM/atm

Accept:   /s/ Stephen E. Cooper                    Date:     12-28-92
           -----------------                                ---------


                            ETEC SYSTEMS, INC.
                            BENEFITS SUMMARY

                            STEPHEN E. COOPER


You qualify for our standard employee benefits which currently consist of the following:

Medical Insurance:      Choice of Indemnity Plan or HMO

Dental Insurance:       Choice of Indemnity Plan or HMO or option
                        to forego dental coverage completely.

Basic Life Insurance:   Equivalent to amount of annual salary.

Supplemental Life Ins:  Additional insurance of up to 3 times annual salary.

Income Protection Plan: Monthly payments of 66 2/3% of base earnings after first 180 days of disability.

Vacation:               First calendar year of service - prorata
                        share of four weeks.

Educational Assist.
Program:                Tuition Reimbursement of job-related
                        courses.

Travel Accident
Insurance:              Protection in the event of accidental loss
                        of life, limb while traveling on company business. Coverage is five times base salary.

Savings & Retirement
Plan: You may contribute up to 15% of base pay in 401(k) plan not to exceed the IRS cap ($8,475 for 1992). Company matches 25% of your contribution, with a cap of 1% of your base pay.

Employee Assistance
Program:                Two personal sessions with professional
                        care provider.  Company pays full cost.

Holidays:               Eleven paid holidays a year.





Etec Systems, Inc.                              INTEROFFICE MEMO

TO:C.E. Minihan                                 DATE: Jan, 15, 1993


FROM:   S.E. Cooper

SUBJECT:                RELOCATION



        Per your request, I am documenting our discussion regarding my possible future relocation and possible reimbursement by Etec Systems, Inc.
        Today my commute is 70 miles each direction and takes an average of ninety (90) minutes. This totals fifteen hours per week, depending on traffic, and could be reduced by more than ten hours with relocation to the East Bay. As we discussed, it is not economically feasible for the company to consider relocation at this time.
        However, after twelve (12) months at Etec, assuming the Company is satisfied with my performance and that business improves, I would like to revesit the issue of relocation and possible reimbursement by Etec Systems, Inc.
        I appreciate your consideration in allowing me to reopen this issue in January 1994.

        Approved:            /s/  C.E. Minihan
                                    01/18/93